Exhibit 99.1

FOR IMMEDIATE RELEASE

Cole Credit Property Trust III, Inc. Affirms Commitment to Acquire Cole Holdings

PHOENIX, AZ – March 21, 2013 – The Special Committee of the Board of Directors of Cole Credit Property Trust III, Inc. (“CCPT III”) today affirmed its commitment to the previously announced definitive merger agreement pursuant to which CCPT III will acquire Cole Holdings Corporation (“Cole Holdings”), a full-scale real estate investment management firm that currently manages over $12 billion of real estate assets for over 160,000 individual investors represented by more than 13,000 financial advisors. Additionally, the Special Committee has reviewed the unsolicited proposal from American Realty Capital Properties, Inc. (NASDAQ: ARCP) to acquire CCPT III, and has determined that the proposed sale of CCPT III to ARCP at this time would not be in the best interests of CCPT III and its stockholders.

As previously announced, upon the completion of the acquisition of Cole Holdings, CCPT III will change its name to Cole Real Estate Investments, Inc. and will pursue a listing on the New York Stock Exchange (“NYSE”). The transaction will provide CCPT III with a proven management team and a full-scale real estate investment management platform with over 350 employees, as well as a portfolio of more than 2,000 properties with over 76 million square feet of corporate real estate under management. The transaction is expected to be immediately accretive to CCPT III’s funds from operations (“FFO”) and to support an increase in the company’s annualized dividend rate to $0.70 per share upon closing. Upon a listing on the NYSE, Cole Real Estate Investments will be well positioned to achieve inclusion in a variety of indices over time, such as the Russell 1000, Russell Midcap and MSCI U.S. REIT Indices.

Further, the proposed transaction will provide important benefits to CCPT III stockholders, including:

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Proven Real Estate Management Platform: Cole Holdings will provide Cole Real Estate Investments with a leading real estate investment management platform that features both traditional and fee-based real estate investment products.

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Management Continuity Provides for Seamless Integration: Cole Real Estate Investments will continue to benefit from the knowledge and operational efficiencies resulting from seamless integration of and self-management by the same real estate management platform that has acquired and managed the industry-leading real estate assets of CCPT III since its inception.

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Accretive Transaction Providing an Increased Dividend: Cole Real Estate Investments is well positioned to deliver enhanced dividend growth, supported in part by the expected accretion and anticipated cash flow growth resulting from the acquisition of an institutional-quality investment management business, which will generate revenue by managing other real estate vehicles.

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Liquidity: Assuming listing on the NYSE as planned, which is expected to occur in June 2013, stockholders will have even greater access to liquidity with the flexibility to sell or retain shares based on public market value.

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Greater Capital Markets Access: With the acquisition of Cole Holdings, Cole Real Estate Investments will have the opportunity not only to continue raising capital from retail distribution channels, but also to increase its access to institutional investors and related capital sources. Additionally, given the size, scale and strong financial metrics of the CCPT III assets, the company is expected to attract significant institutional sponsorship and Wall Street analyst coverage.

•	New Fee Income and Elimination of Management Fee Expense: Following the business combination, Cole Real Estate Investments will benefit from its new income stream of fees earned by Cole Holdings from the management of other real estate vehicles, including Cole Credit Property Trust IV, Inc., Cole Corporate Income Trust, Inc. and Cole Real Estate Income Strategy (Daily NAV), Inc., as well as the efficiencies resulting from the elimination of its external management fees.

On March 18, 2013, the transaction was granted early termination by the U.S. Federal Trade Commission under the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. CCPT III’s acquisition of Cole Holdings is expected to close in the second quarter of 2013. CCPT III will seek stockholder approval to amend its charter to eliminate provisions applicable to non-listed companies and to more closely reflect the charters of its publicly traded peers at its annual meeting to be held in June 2013. Cole Real Estate Investments intends to list its common shares on the NYSE promptly after the charter is amended.

Goldman, Sachs & Co. and Lazard serve as financial advisors, and Wachtell, Lipton, Rosen & Katz and Venable LLP serve as legal advisors to the Special Committee of the Board of Directors of CCPT III. Morris, Manning & Martin, LLP serves as legal advisor to CCPT III.

About Cole Credit Properties Trust III, Inc.

Cole Credit Property Trust III, Inc. is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of approximately 1,000 necessity retail, office and industrial properties located throughout the United States. CCPT III’s portfolio comprises more than 40 million square feet of rentable space located in 47 states, including properties owned through consolidated joint venture arrangements. As of December 31, 2012, the rentable space at these properties was 99% leased. Since commencement of material operations in January 2009, CCPT III has been externally managed by affiliates of Cole Holdings Corporation.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the charter amendments to be presented to CCPT III’s stockholders for consideration at the 2013 annual stockholders’ meeting of CCPT III. CCPT III filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) and expects to file a definitive proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site at www.sec.gov or by directing a written request to CCPT III at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

A copy of the merger agreement has been filed as an exhibit to a Form 8-K CCPT III filed with the SEC. The description of the merger agreement contained in this release does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction, anticipated dividends, Cole III’s ability to successfully list on the NYSE and the expected accretion to FFO. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT III’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT III’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CCPT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Participants in Solicitation

CCPT III and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of CCPT III. Information regarding the interests of CCPT III’s directors and executive officers in the proxy solicitation will be included in CCPT III’s definitive proxy statement.

Contacts

Meaghan Repko / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449